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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒ Definitive Proxy Statement
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RTW, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RTW, Inc.

8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437
(952) 893-0403

NOTICE OF AND PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

JUNE 16, 2004

NOTICE

To the Holders of Common Stock of RTW, Inc.:

      The Annual Meeting of Shareholders of RTW, Inc. (the “Company”) will be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, MN 55439, on Wednesday, June 16, 2004 at 10:00 a.m. Minneapolis time, for the following purposes:

1.	To elect three (3) directors to serve until the 2007 Annual Meeting of Shareholders;

2.	To ratify the appointment of Ernst & Young, LLP as independent auditors for the Company for the fiscal year ending December 31, 2004;

3.	To amend the RTW, Inc. 1995 Employee Stock Purchase Plan; and

4.	To consider and act on such other business as may properly come before the meeting.

      The Company’s Board of Directors has fixed the close of business on April 21, 2004 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment or postponements thereof.

By Order of the Board of Directors

Alfred L. LaTendresse, Secretary

April 28, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

RTW, Inc.

PROXY STATEMENT

i

RTW, Inc.

8500 Normandale Lake Boulevard
Bloomington, Minnesota 55437
(952) 893-0403

PROXY STATEMENT

GENERAL INFORMATION

Annual Meeting of Shareholders

      This Proxy Statement is furnished to shareholders of RTW, Inc., a Minnesota corporation (“RTW” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, June 16, 2004 at 10:00 a.m. local time at the Hotel Sofitel, 5601 West 78th Street, Bloomington, MN 55439, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed to shareholders of the Company on or about May 5, 2004.

Solicitation and Revocation of Proxies

      The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, but these persons will not be specifically compensated for such services.

      Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it before it is exercised either by submitting a new proxy bearing a date later than any prior proxy or by attending the meeting in person and completing a ballot at the meeting. All shares represented by timely, valid and unrevoked proxies will be voted at the annual meeting in accordance with the specifications indicated thereon. If no specification is indicated on a proxy, the proxy will be voted as recommended by management or the Board of Directors as described in this Proxy Statement.

      Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Voting Securities and Rights

      Only shareholders of record at the close of business on April 21, 2004 are entitled to vote at the annual meeting. On that date there were outstanding 5,220,618 shares of the Company’s common stock, no par value. Each holder of common stock is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting. A quorum, consisting of a majority of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.

      Under Proposal 1, each director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Proposals 2, 3 and 4, presented to the Company’s shareholders at this Annual Meeting must be approved by the affirmative vote of the holders of a greater of (a) a majority of the Company’s common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock of the Company that would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

      Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders, but as un-voted for purposes of determining the approval of the matter. Consequently, an abstention will have the same effect as a negative vote. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on an particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

      Our Board of Directors is committed to sound and effective corporate governance practices. We regularly review our governance policies and practices, as well as the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission (“SEC”) and the new listing standards of The Nasdaq Stock Market (“Nasdaq”), and are taking steps to ensure compliance with the rules and regulations applicable to the Company. In the near future, we will make our governance policies and procedures, as well as our current committee charters, available to the public on our website at www.rtwi.com or by written request sent to our Investor Relations Department at:

RTW, Inc.
Investor Relations Department
8500 Normandale Lake Boulevard
Bloomington, Minnesota 55437
ir@rtwi.com

The Board, Board Committees and Meetings

      Meeting Attendance. Our Board of Directors meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During 2003, the Board of Directors met nine times. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served. All of our directors then serving and nominees for directors to the Board except for William J. Deters attended our 2003 Annual Meeting of Shareholders.

      Committees of the Board of Directors. The Board of Directors has established an Audit Committee and a Compensation Committee. The composition and function of each Committee is set forth below:

Director	Audit	Compensation

John O. Goodwyne	X	Chairman
David C. Prosser
Gregory D. Koschinska	Chairman	X
William J. Deters	X	X
Jeffrey B. Murphy
Vina L. Marquart
John W. Prosser

      Audit Committee. The Audit Committee oversees the Company’s internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews any non-audit services performed by auditors to determine and maintain auditor independence, selects the Company’s independent auditors, reviews the Company’s audited financial statements prior to release to the public and conducts discussions with the Company’s independent auditors each quarter in connection with their quarterly review. Ernst & Young, LLP, the Company’s independent public accountants, report directly to the Audit Committee. Each of the members of the Audit Committee is independent as defined by Nasdaq listing standards and the Board of Directors has determined that Gregory D. Koschinska qualifies as an audit committee financial expert. The Audit Committee met four times during 2003. The Audit Committee operates under a written charter first adopted and approved by the Board of Directors on June 7, 2000 and most recently amended on March 10, 2004. A copy of the current charter is attached as Appendix A. The report of the Audit Committee begins on page 5.

      Compensation Committee. Among other duties, the Compensation Committee reviews compensation of the Company’s officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of overall corporate bonus plans and determines bonuses and grants of stock options for the Company’s officers, and reviews the performance of the Company’s Chief Executive Officer. The Compensation Committee also has the authority to make awards under, and adopt and alter administrative rules and practices governing, the Company’s qualified or unqualified benefits plans, including the Company’s stock option plans. The Compensation Committee operates under a charter approved by the Board and each of its members is independent under Nasdaq listing standards. The Compensation Committee met six times during 2003. The report of the Compensation Committee begins on page 14.

Director Independence

      The Board of Directors has reviewed director independence guidelines in a manner consistent with the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq listing standards. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of its directors and director nominees and has determined that David C. Prosser, John W. Prosser, Vina L. Marquart and Jeffrey B. Murphy, the Company’s President and Chief Executive Officer, do not qualify as “independent” directors. Each of John O. Goodwyne, Gregory D. Koschinska and William J. Deters qualifies as “independent” under Nasdaq listing standards. Specifically, the Board has determined that:

•	Other than Mr. Murphy, no director is an officer or employee of the Company or its subsidiaries or affiliates;

•	No director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

•	No non-employee director has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a director, except for David C. Prosser whose contact with the Company expired on March 31, 2004, John W. Prosser who was employed by the Company from October 2003 to December 2003 and Vina L. Marquart, whose employment terminated with the Company on March 31, 2002;

•	No director is, or was, within the past three years, employed by the independent auditors of the Company;

•	No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a director, nominee for director or a member of the immediate family of any director or nominee for director; and

•	No director is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded five percent of the Company’s consolidated gross revenues for the last fiscal year.

Director Nominations

      The Board of Directors has not yet established a committee to oversee the identification, recruitment and selection of nominees for election as director and this function of the Board is currently being performed by the independent Board members. These independent Board members will consider candidates for board membership suggested by other board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in of the Company’s Bylaws as described in the section of this Proxy Statement entitled “Shareholder Proposals for Nominees.”

      Board Nominees for the 2004 Annual Meeting. The nominees for this 2004 Annual Meeting were selected by the independent members of the Board. With the exception of Mr. Murphy who was elected by the Board of Directors on March 10, 2004 to fill a vacancy created by the resignation of Alfred L. LaTendresse, all nominees were elected by shareholders at the Company’s 2002 Annual Meeting. Mr. Murphy was recommended as a nominee by Mr. Goodwyne. The Company has not engaged a third-party search firm to assist it in identifying potential director candidates, but the Governance Committee may choose to do so in the future.

      The independent members of our Board of Directors are responsible for considering and selecting the nominees for election as directors at our annual shareholder meetings. The Board believes a nominee at a minimum should possess the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members. Persons recommended by shareholders will be considered as nominees for directors in the same manner as other nominees.

      In addition, the Board believes that certain specific qualities or skills are necessary for one or more of the Company’s directors to possess. These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, understanding of the insurance industry in general and the workers’ compensation sector in particular, and background and experience necessary to qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission for purposes of the Sarbanes-Oxley Act of 2002.

     Future Nominating Committee

      The Board is considering a proposal that the nominating committee be comprised of all of the independent directors who will serve as the standing committee responsible for evaluating and recommending director nominees to the full board. We anticipate that the nominating committee will be in place in 2004 and operate under a formal written charter to be adopted by the Board. In the past, the Board has relied on recommendations made by directors and executive officers of the Company to identify nominees for director. The Company’s Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information about such shareholder and the person(s) nominated by such shareholder, including, among other things, the name and address of record of such shareholder, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting, the name, age, business and residence addresses and principal occupation of each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee(s), and the consent of each nominee to serve as a director if so elected. The Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee’s eligibility to serve as director. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year’s Annual Meeting, or if the date of the Annual meeting will be different, the other dates specified by the Company. To be timely, shareholder nominations for the 2005 Annual Meeting of Shareholders by must be given to the Secretary of the Company between February 20 and March 19, 2005. The Company has not received a shareholder nominee for election as a director in the past ten years.

Remuneration of Members of the Board of Directors

      Members of the Board of Directors currently receive an annual retainer of $6,000, $1,000 for each regular Board meeting attended and $400 for each Committee meeting attended. The Chairman of the Board of Directors receives an annual retainer of $40,000. In addition to receiving cash compensation for attending meetings, each non-employee director is periodically granted stock options under the Company’s 1994 Stock Plan.

      Under the terms of the current director compensation plan, each non-employee director is granted an option to purchase 2,500 shares of common stock upon initial election to the Board of Directors. If the non-employee director continues to serve as a member of the Board of Directors, the non-employee director is granted an option to purchase an additional 2,500 shares of common stock immediately following the Annual Meeting of Shareholders. During the first half of 2003, the Company determined that it would not hold its annual meeting until the latter part of 2003 and, accordingly, the full Board granted the non-employee directors options to purchase 2,500 shares on May 21, 2003. No options were subsequently granted to directors in connection with the 2003 Annual Meeting held in December. The exercise price of options granted is 100% of the fair market value of the common stock on the date of grant and the term of the option is ten years. Each option has a term of ten years and vests and becomes exercisable in three equal installments, with one-third of the shares underlying the option vesting as of the first, second and third annual anniversaries of the grant, if the non-employee director remains on or is re-elected to the Board. Options granted to non-employee directors may become fully vested under certain circumstances constituting a change in control of the Company.

      In 2003, the Company granted stock options to the following non-employee directors:

		Number of Shares
		of Common Stock	Exercise Price
Name	Date of Grant	Underlying Options	($/Share)

John O. Goodwyne	05/21/03	2,500	$3.13
Gregory D. Koschinska	05/21/03	2,500	$3.13
William J. Deters	05/21/03	2,500	$3.13
Vina L. Marquart	05/21/03	2,500	$3.13
John W. Prosser	05/21/03	2,500	$3.13

Code of Ethics and Business Conduct

      We have adopted a Code of Ethics and Business Conduct (Code) applicable to all of the Company’s directors, officers (including its Chief Executive Officer and Chief Financial Officer), employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting. A copy of the Code is available on our website (www.rtwi.com).

Report of the Audit Committee

      The Audit Committee met four times during 2003. Ernst & Young, LLP was present at three of the meetings. At the end of each quarter, the Chairman of the Audit Committee discussed with Ernst & Young, LLP its findings and procedures relative to the quarterly reviews performed by Ernst & Young, LLP. The Audit Committee and Ernst & Young, LLP had one executive session to discuss full year results. These meetings and discussions were designed to facilitate and encourage communication between the Audit Committee and the Company’s independent auditors, Ernst & Young, LLP.

      In this context, the Audit Committee has reviewed the audited financial statements, discussed them with management and with Ernst & Young, LLP. The Audit Committee further discussed the matters required by Statement on Auditing Standards (SAS) No. 61, as amended by SAS 89 and SAS 90 (Audit Committee Communications) with Ernst & Young, LLP. In addition, the Audit Committee received the written disclosures required by Independence Standards Board No. 1 (independence discussions with Audit Committees) and discussed its independence from the Company and its management with Ernst & Young, LLP.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors

GREGORY D. KOSCHINSKA, CHAIRMAN      JOHN O. GOODWYNE      WILLIAM J. DETERS

PROPOSAL ONE — ELECTION OF DIRECTORS

      The Company’s Articles and Bylaws provide the Company will be managed by or under the direction of a Board of Directors of not less than three or more than twelve directors, with the actual number of directors determined by the Board. The Board currently has seven directors. Directors are elected at the Annual Meeting of Shareholders, except that vacancies on the Board of Directors between Annual Meetings and newly created directorships can be filled by vote of a majority of the directors then in office. Pursuant to the terms of the Company’s Articles, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class are elected for a term of three years.

      Three directors will be elected at the Annual Meeting to serve until the 2007 Annual Meeting of Shareholders. These directors will remain in office through their stated terms or until their successors are elected or they resign. The Board of Directors has nominated for election the persons named below, each of whom is currently a director of the Company and was elected as a director at a prior Annual Meeting of Shareholders, with the exception of Mr. Jeffrey B. Murphy, who was elected by the Board of Directors on March 10, 2004 to fill a vacancy created when Mr. LaTendresse resigned as a director. The three individuals named below have consented to being named as a nominee and have consented to serve, if elected. It is the intention of the individuals named as proxies to vote “FOR” each nominee (unless otherwise directed). Information about the nominees and directors filling unexpired terms and not standing for re-election is set forth below. Unless otherwise indicated, each nominee and each continuing director has been engaged in his or her present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. If any nominee should be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend. Information regarding the persons nominated for election follows.

Nominees Proposed for Election to Serve Terms Expiring in 2007

      Jeffrey B. Murphy, age 42, was elected President and Chief Executive Officer in December 2003. He served as the Company’s Chief Financial Officer, Treasurer and Secretary from February 2000 until December 2003 and as Controller of the Company from October 1994 through January 2000. Mr. Murphy was Corporate Controller and held other management positions for Midcontinent Media, Inc. from 1989 to 1994. Prior to that time, Mr. Murphy served in various financial audit positions with Grant Thornton LLP from 1983 to 1989. The Board elected Mr. Murphy as a director of the Company in March 2004, to serve a term ending at the June 2004 Annual Meeting.

      Gregory D. Koschinska, age 58, became a director of the Company in December 2001. He is the principal of Stoney Cove Enterprises, LLC, a financial consulting firm. Mr. Koschinska is a retired Partner from Larson, Allen, Weishair & Co. a regional Public Accounting and consulting firm, where he worked from 1974 until retiring in 2002. Mr. Koschinska serves on the Board of Directors of one entrepreneurial company and on the advisory board for two others. Mr. Koschinska is a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants.

      Vina L. Marquart, age 52, became a director of the Company in May 2002. Ms. Marquart is currently employed as a public health nurse for Carver County, Minnesota. Ms. Marquart worked for the Company from 1983 through March 2002. Ms. Marquart served as the Company’s Vice President of Human Resources from February 2000 until March 2002. Prior to that time, she held various management positions within the Company including Operations Manager, General Manager of the Minnesota office and National Director of Case and Claims Management. Ms. Marquart is a Registered Nurse.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

Directors Serving Unexpired Terms

      John O. Goodwyne, age 65, Chairman of the Board, became a director of the Company in December 2001. Mr. Goodwyne has been the owner and President of J N Johnson Sales & Services Inc., a Minneapolis contractor for fire protection systems and distributor of fire extinguishers since 1974 and the owner and President of Low Voltage Contractors Inc., a Minneapolis contractor for installation and service of fire alarm, security and nurse call systems, since 1982. Mr. Goodwyne’s term as a director expires in 2006.

      David C. Prosser, age 79, Chairman Emeritus of the Board, became a director of the Company in 1983. Mr. Prosser previously served as Chairman of the Board of Directors from December 2001 through December 2003 and from 1983 until March 2000. Mr. Prosser served as President and Chief Executive Officer of the Company from its formation in 1983 until January 1998. Mr. Prosser was owner and President of Vocational Personnel Services, Inc., which merged into the Company in 1986. Mr. Prosser’s term as a director expires in 2006.

      William J. Deters, age 67, became a director of the Company in May 2002. Mr. Deters is currently a director for four entrepreneurial companies and an executive coach. Mr. Deters founded Apartment Search Inc. and served as its President and Chief Executive Officer from March 1986 through its sale to Times Mirror in December 1996. Mr. Deters also served as Vice Chairman to Apartment Search Inc. in its transition to Times Mirror from December 1996 to December 1997. Prior to that time, Mr. Deters also founded or co-founded and served in executive capacities for several companies including North Atlantic Technologies, Inc. and Great Places, Inc. Mr. Deters’ term as a director expires in 2005.

      John W. Prosser, age 41, became a director of the Company in May 2002. Mr. Prosser was employed by the Company from October 2003 to December 2003. Mr. Prosser has been the owner and President of Automotive Concepts, Inc. since 1988. Mr. Prosser also serves on the board of Relate Counseling, a not-for-profit organization. Mr. Prosser’s term as a director expires in 2005. John Prosser is the son of David C. Prosser.

PROPOSAL TWO — APPOINTMENT OF INDEPENDENT AUDITORS

      At the Annual Meeting, a resolution will be presented to ratify the appointment by the Company’s Board of Directors of Ernst & Young, LLP, as independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2004 and to perform other accounting services as determined by the Company’s Audit Committee. Ernst & Young, LLP has audited the financial statements of the Company as of and for the years ended December 31, 2001 through 2003.

      Ernst & Young, LLP has advised the Company that it has no direct financial interest or material indirect financial interest in the Company. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and will be available to respond to questions of the shareholders.

Principal Accountant Fees and Services

      In connection with the fiscal years ended December 31, 2003 and 2002, Ernst & Young, LLP provided various audit and non-audit services to the Company and billed the Company for these services as follows:

•	Audit Fees. Fees for audit services totaled $190,000 and $258,000 in 2003 and 2002, respectively, including fees for the annual audit, the reviews of the Company’s Quarterly Reports on Form 10-Q, meetings with the audit committee and reviews of registration statements filed by the Company. The 2002 fees included audits for 2002 and 2001.

•	Audit Related Fees. There were no audit related fees provided by Ernst & Young, LLP, not included above, in either 2003 or 2002.

•	Tax Fees. Fees for tax services, including preparation of the corporate income tax returns and related filings and other tax compliance assistance, totaled $23,935 in 2003.

•	All Other Fees. There were no other services provided by Ernst & Young, LLP, not included above, in either 2003 or 2002.

      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis, except that the Audit Committee may delegate the authority to pre-approve any engagement or service of less than $10,000 to one of its members, provided the member report such pre-approval at the next full Audit committee meeting. The Audit Committee, under its pre-approval process, has approved all of the services provided by the independent auditor during 2003 and 2002, including services related to the audit and tax fees. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of Ernst & Young, LLP and determined that such services did not adversely affect the independence of Ernst & Young, LLP.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP.

PROPOSAL THREE — APPROVAL OF AMENDMENT TO THE COMPANY’S

1995 EMPLOYEE STOCK PURCHASE PLAN

      On January 11, 1995, the Board of Directors of the Company adopted the RTW, Inc. 1995 Employee Stock Purchase Plan. (The “1995 Purchase Plan”). RTW originally authorized the issuance of 37,500 shares under the 1995 Purchase Plan. RTW, with shareholder approval, increased the number of shares by 62,500 to 100,000 shares in 1998 and increased the number of shares by 50,000 to 150,000 in 2003. All share totals have been adjusted to reflect RTW’s 1996 three-for-two-stock split and November 2002 one-for-two reverse stock split. As of April 21, 2004, 119,913 shares had been issued under the 1995 Purchase Plan, and 30,087 shares are available for future issuance.

      Under the terms of the 1995 Purchase Plan, all employees of the Company are eligible to participate in the 1995 Purchase Plan, other than employees who have been with the Company less than two weeks and employees who own five percent (5%) or more of the Company’s stock.

      The terms of the 1995 Purchase Plan provide that it will terminate after ten years or earlier if all the shares authorized for issuance under the plan have been issued. The Company believes it is appropriate to amend the 1995 Purchase Plan to enable the Company to continue to issue shares and not terminate in January 2005 and is proposing to change the language of the 1995 Purchase Plan to allow the granting of stock options and issuing of shares within 10 years of any increase in the number of shares authorized under the 1995 Purchase Plan. The Company is not proposing any increase in the number of shares authorized in the 1995 Purchase Plan.

Summary of Plan

      Eligible employees elect to participate in the 1995 Purchase Plan through payroll deductions limited to 10% of a participant’s base pay for the term of the 1995 Purchase Plan. Any employee of the Company who has completed at least two weeks of service prior to the “Commencement Date” of a phase of the 1995 Purchase Plan is eligible to participate. As of each Commencement Date of a phase of the 1995 Purchase Plan, any eligible employee who elects to participate in the 1995 Purchase Plan is granted an option for as many full shares as he or she will be able to purchase through the payroll deduction procedure. The option rate for employees who participate is the lower of: (i) 85% of the fair market value of the shares on the Commencement Date of the phase; or (ii) 85% of the fair market value of the shares on the “Termination Date” of the phase, which is one year after the Commencement Date. Exercise of the option occurs automatically on the Termination Date of the Purchase Plan, unless a participant has given written notice prior to such date as to an election not to exercise.

      The 1995 Purchase Plan is intended to qualify as an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code of 1954. If the 1995 Purchase Plan so qualifies, employees exercising options would not have a taxable transaction on exercise.

      The Company believes that the participation by employees in the 1995 Purchase Plan increases employee ownership in the Company and has provided an incentive to the Company’s employees to align their interest with those of the Company’s shareholders. Approximately 20 percent of eligible employees participated in the 1995 Purchase Plan year completed in April 2004.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE 1995 EMPLOYEE STOCK PURCHASE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

      The following table sets forth certain information as of April 1, 2004 with respect to the Company’s common stock beneficially owned by: (i) each director and director nominee; (ii) each person known to the Company to beneficially own more than five percent of the Company’s common stock; (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”); and (iv) all executive officers and directors as a group.

	Amount and Nature		Percentage of
	of Beneficial		Outstanding
Name and Address of Beneficial Owner	Ownership(1)(2)(3)		Shares(2)

David C. Prosser	881,845	(4)	17.0%
20645 Radisson Road Shorewood, MN 55331
John W. Prosser	414,425	(5)	8.1%
6358 Oxbow Bend Chanhassen, MN 55317
Dimensional Fund Advisors, Inc.	366,150	(6)	7.1%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
SKIRITAI Capital LLC	358,979	(7)	7.0%
601 Montgomery Street, Suite 1112 San Francisco, CA 94111
Jeffrey B. Murphy	108,200		2.1%
Alfred L. LaTendresse	99,633	(8)	1.9%
Vina L. Marquart	65,891		1.3%
Patricia M. Sheveland	46,208		*
Keith D. Krueger	28,761		*
David M. Dietz	12,400		*
William J. Deters	6,366	(9)	*
Gregory D. Koschinska	5,832		*
John O. Goodwyne	5,332		*
All executive officers and directors as a group (11 persons)	1,674,893		30.6%

*	Indicates ownership of less than one percent.

(1)	Unless noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of April 21, 2004 are treated as outstanding only when determining the amount and percent owned by such person.

(3)	Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of April 21, 2004: Mr. David Prosser, 62,500 shares; Mr. John Prosser, 1,666 shares; Mr. Murphy, 96,457 shares; Mr. LaTendresse, 82,500 shares; Ms. Marquart, 1,666 shares; Ms. Sheveland, 42,314 shares; Mr. Krueger, 23,050 shares; Mr. Dietz, 12,400 shares; Mr. Deters, 1,666 shares; Mr. Koschinska, 3,332 shares; Mr. Goodwyne, 3,332 shares and all executive officers and directors as a group, 330,883 shares. Also includes shares held in the Company’s KSOP plan as follows: Mr. Murphy, 295 shares; Ms. Sheveland, 2,737 shares and Mr. Krueger, 30 shares.

(4)	Includes 25,970 shares owned by the David C. and Margaret F. Prosser Foundation of which Mr. Prosser is President and for which he serves as trustee and 263,077 shares held jointly by Mr. Prosser with his wife. Also includes 8,834 shares held by the David C. Prosser 1995 Unitrust, 17,389 shares held by the David C. Prosser 1996 Unitrust, and 67,571 shares held by the David C. Prosser 1997 Unitrust. Mr. Prosser’s daughter, Pamela Prosser Snyder, is the trustee of each of the above-mentioned Unitrusts.

(5)	Includes: (i) 31,725 shares owned by Polly Jane Wolner Children’s Trust; and (ii) 5,775 shares owned by Polly J. Wolner 1994 Irrevocable Trust for which John W. Prosser acts as trustee. John W. Prosser disclaims any beneficial ownership for shares held by these trusts.

(6)	Based on a Schedule 13G dated February 13, 2004 filed with the Securities and Exchange Commission.

(7)	Based on a Schedule 13D dated April 1, 2004 filed with the Securities and Exchange Commission.

(8)	Includes 11,500 shares owned by Mr. LaTendresse’s wife and 2,625 shares held by a trust for Mr. LaTendresse’s child, with respect to which Mr. LaTendresse disclaims beneficial ownership.

(9)	Includes 1,700 shares owned by Mr. Deters’ wife, with respect to which Mr. Deters disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and changes in ownership of common stock and other equity securities of the Company on a Form 4 or a Form 5. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in 2003 were timely filed except as follows: Forms 4 were not timely filed for the issuance of stock options in March 2003 to Mr. Fjelstad, Mr. Murphy, Mr. LaTendresse, Mr. Krueger and Ms. Sheveland. Forms 4 were not timely filed for the issuance of stock options in May 2003 to Mr. Goodwyne, Mr. Deters, Mr. Koschinska, Ms. Marquart and Mr. John Prosser. Corrective filings have since been made.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers of the Company

      The Company has five executive officers, Jeffrey B. Murphy, Alfred L. LaTendresse, Keith D. Krueger, David M. Dietz and Patricia M. Sheveland. Information about Jeffrey B. Murphy, the Company’s President and Chief Executive Officer, may be found under the heading “Nominees For Election to the Board of Directors.”

      Alfred L. LaTendresse, age 55, has been with the Company since December 2001 and also served with the Company from June 1990 to December 1998. He rejoined the Company in December 2001 as Executive Vice President and further assumed the roles of Chief Financial Officer, Treasurer and Secretary in December 2003. Mr. LaTendresse served as Chief Operations Officer and Chief Financial Officer for Headwater Systems, Inc., a radio frequency identification technology company, from June 1999 to December 2001. Mr. LaTendresse initially joined the Company as Chief Financial Officer in 1990 and later became Secretary and Treasurer. Mr. LaTendresse departed from the Company in December 1998. Mr. LaTendresse served as a Director of the Company from July 1993 until January 1995 and from December 2001 to March 2004.

Mr. LaTendresse is a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants.

      Keith D. Krueger, age 46, joined the Company in September 1998 as the Director of Underwriting and Pricing for the Company’s Minnesota regional office. He was promoted to Director of Underwriting Services for the Company’s home office in October 1999 and served in this capacity until being promoted to Vice President — Underwriting and Sales in March 2002 (later renamed Vice President — Insured Products in December 2003). Prior to joining the Company, Mr. Krueger was a commercial lines underwriting manager for Citizens Security Mutual Insurance from June 1997 to August 1998. From March 1995 to May 1997, Mr. Krueger was Vice President — Underwriting and Marketing for American West Insurance. He is a member of the American Institute for Property and Liability Underwriters and holds the CPCU designation.

      David M. Dietz, age 37, was named Vice President — Alternative Products in December 2003. He joined the Company in July 2002 as the Director of Self-Insured Services in the Company’s home office. Mr. Dietz came to the Company with fourteen years of experience in the insurance industry. Prior to joining the Company, Mr. Dietz served as Senior Vice President, Marketing and Technical Sales for Benfield Blanch, Inc. from September 2000 to July 2002. Mr. Dietz also served in various management roles for EBI Companies, Citizens Management, Inc., TIG Insurance and Sentry Insurance from 1989 to 2000.

      Patricia M. Sheveland, age 45, was appointed Vice President — Case and Claim Management in January 2002. Ms. Sheveland joined the Company in April 1990 and has held various management positions of increasing importance including General Manager of Operations in the Colorado regional office and Director of Operations for the Colorado, Michigan and Massachusetts regions. Prior to joining the Company, Ms. Sheveland worked as an Occupational Nurse for Kmart Corporation. Ms. Sheveland is a Registered Nurse.

Executive Compensation

      The following table shows, for the fiscal years ending December 31, 2003, 2002 and 2001, the cash and other compensation paid by the Company to David C. Prosser, the company’s current Chairman Emeritus and former Chairman of the Board, J. Alexander Fjelstad, the Company’s former President and Chief Executive Officer, Jeffrey B. Murphy, the Company’s President and Chief Executive Officer, Alfred L. LaTendresse, the Executive Vice President, Chief Financial Officer, Treasurer and Secretary, and Patricia M. Sheveland, Vice President — Case and Claim Management (the “Named Executive Officers”). Mr. Fjelstad resigned as Chief Executive Officer on December 17, 2003 and Mr. Murphy was elected President and Chief Executive Officer on that date.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				All Other	Underlying
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Options(#)

J. Alexander Fjelstad	2003	$275,000	$26,139	$6,613	15,000
Former President and	2002	275,000	—	5,500	—
Chief Executive Officer	2001	13,750	—	—	100,000

David C. Prosser	2003	250,000	23,763	—	—
Chairman Emeritus	2002	262,500	—	—	100,000
Former Chairman of the Board	2001	—	—	—	2,500

Jeffrey B. Murphy	2003	174,945	16,133	5,732	15,000
President and Chief Executive Officer	2002	169,724	—	5,092	—
	2001	159,750	16,000	5,100	25,000

Alfred L. LaTendresse	2003	201,200	19,010	6,000	15,000
Executive Vice President,	2002	201,200	30,000	5,500	—
Chief Financial Officer, Treasurer and	2001	10,000	—	—	100,000
Secretary

Patricia A. Sheveland	2003	145,600	13,816	2,184	14,900
Vice President — Case and Claim	2002	145,350	—	—	7,500
Management	2001	147,680	31,892	3,192	7,500

(1)	Bonuses for 2003 include $26,139, $23,763, $16,133, $19,010 and $13,816 paid to Mr. Fjelstad, Mr. Prosser, Mr. Murphy, Mr. LaTendresse and Ms. Sheveland, respectively, under the Company’s 2002 Annual Profit Sharing Plan.

Bonuses for 2002 include (i) $30,000 in a “start bonus” paid to Mr. LaTendresse.

Bonuses for 2001 include: (i) $16,000 in a discretionary bonus paid to Mr. Murphy; and (ii) $31,892 paid to Ms. Sheveland under the Company’s 2000 Gain Sharing Program.

(2)	All other compensation for 2003 includes matching 401(k) contributions of $6,000, $5,732, $6,000 and $2,184 for Mr. Fjelstad, Mr. Murphy, Mr. LaTendresse and Ms. Sheveland, respectively.

All other compensation for 2002 includes matching 401(k) contributions of $5,500, $5,092 and $5,500 for Mr. Fjelstad, Mr. Murphy and Mr. LaTendresse, respectively.

All other compensation for 2001 includes matching 401(k) contributions of $5,100 and $3,192 for Mr. Murphy and Ms. Sheveland, respectively.

Option Grants During Fiscal Year

      The following table contains information concerning grants of stock options to the Named Executive Officers during fiscal year ending December 31, 2003:

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
		% of Total	Exercise		Price Appreciation for
		Options Granted	Price Per		Option Term(1)
	Options	to Employees	Share	Expiration
Name	Granted	in 2003	($/Share)	Date	5%	10%

J. Alexander Fjelstad	15,000	8.9%	$2.19	03/12/13	$20,659	$52,354
David C. Prosser	—	—	—	—	—	—
Jeffrey B. Murphy	15,000	8.9%	2.19	03/12/13	20,659	52,354
Alfred L. LaTendresse	15,000	8.9%	2.19	03/12/13	20,659	52,354
Patricia M. Sheveland	14,900	8.9%	2.19	03/12/13	20,521	52,005

(1)	Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent on overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

Aggregated Option Exercises in 2003

and Option Values as of December 31, 2003

      The following table indicates the exercise of stock options during the fiscal year ended December 31, 2003 and the value of stock options by Named Executive Officers.

Value of Unexercised
	Shares		Underlying Unexercised	In-The-Money Option at
	Acquired on	Value	Options at Fiscal Year-End	Fiscal Year-End($)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable(#)	Exercisable/Unexercisable(1)

J. Alexander Fjelstad	—	—	75,000/—	$331,350/—
David C. Prosser	—	—	62,500/—	252,300/—
Jeffrey B. Murphy	—	—	68,957/—	135,108/—
Alfred L. LaTendresse	—	—	75,000/40,000	331,350/178,400
Patricia M. Sheveland	—	—	34,814/2,500	91,321/9,600

(1)	Value of unexercised options was calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 2003 and the exercise price of the options. Fair market value was determined based on a per share price of $6.44, which was the closing price for the Company’s common stock on December 31, 2003, the last trading day in the Company’s fiscal year.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table sets forth information regarding our equity compensation plans in effect as of December 31, 2003. Our 1994 Stock Plan is the only equity compensation plan and is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Number of Shares
	Number of Shares of		of Common Stock
	Common Stock to be	Weighted-Average	Remaining Available
	Issued Upon Exercise of	Exercise Price of	for Future Issuance
Equity Compensation Plans	Outstanding Options,	Outstanding Options,	Under Equity
Approved by Shareholders(1):	Warrants and Rights	Warrants and Rights	Compensation Plans(2)

1994 Stock Option Plan	787,554	$4.87	192,871

(1)	There are no equity compensation plans not approved by shareholders.

(2)	Excludes shares listed in the first column.

Comparative Stock Performance

      The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Insurance Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company’s last five fiscal years on $100 invested as of December 31, 1998 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Insurance Stock Index, assuming the reinvestment of all dividends:

Comparison of Five-Year Cumulative Total Return

	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03

RTW, Inc.	$100.00	$90.20	$65.69	$17.57	$13.18	$50.51
Nasdaq Stock Market (U.S.)	$100.00	$185.43	$111.83	$88.71	$61.33	$91.70
Nasdaq Insurance Stocks	$100.00	$77.56	$97.40	$104.39	$105.21	$130.01

Employment Agreements

      Jeffrey B. Murphy. The Company and Mr. Murphy entered into an employment agreement dated March 12, 2004 that has an initial term beginning December 17, 2003 through March 31, 2005. Under this agreement, Mr. Murphy receives an annual base salary of $250,000, subject to review annually for increase by the Board of Directors. In addition to base salary, Mr. Murphy is eligible for bonuses, expense reimbursements and health, dental, life and disability insurance consistent with that provided to other officers and employees. Additionally, Mr. Murphy was granted 100,000 non-qualified options at $6.00 per share on March 12, 2004. The agreement will extend one year unless at least 30 days prior to the anniversary of the agreement, either Mr. Murphy or the Company delivers to the other written notice of the intent not to extend the term of employment. In addition, the Company may terminate Mr. Murphy’s employment for cause and upon his death or disability.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The Compensation Committee of the Board of Directors administers our executive compensation programs. The Committee is currently composed of independent, non-employee directors. None of the directors were at any time during the past fiscal year an officer or employee of the Company or formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company.

Report of the Compensation Committee

      This is a report of the Compensation Committee of the Board of Directors of the Company, which is comprised of Messrs. Goodwyne (Chairman), Koschinska and Deters, each of whom are non-employee directors. This report is not deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not otherwise deemed to be filed under either Act.

      The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of the executive officers of the Company. It also administers and grants awards under the 1994 Stock Plan.

      The Company’s policy with respect to the compensation of executive officers is based upon the following principles: (1) executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and (2) variable compensation should be established to provide incentive to improve performance and shareholder value. In determining executive officers’ annual compensation, the Compensation Committee considers the overall performance of the Company, as well as the particular executive officer’s position at the Company and the executive officer’s performance on behalf of the Company. Rather than applying a formulaic approach to determining annual compensation, the Compensation Committee uses various surveys of executive compensation for companies of a similar size in comparable industries as a basis for determining competitive levels of cash compensation.

      During 2003, salaries of executive officers, including the Company’s Chief Executive Officer, were set at levels that recognized salary rates in the industry. There were no changes to salaries for any executive officers during 2003, with the exception of Mr. Murphy, who was elected President and Chief Executive Officer during 2003. The Company believes that such salaries approximate the salaries of similarly situated individuals at comparable companies. Mr. Murphy’s base salary was set at $250,000 in December 2003 compared to Mr. Fjelstad, Mr. Murphy’s predecessor who was paid $275,000 annually.

      Executive officers are all eligible for bonuses under the Company’s bonus plan, approved by the Compensation Committee and the Board of Directors. The plan is based upon the Company’s overall performance plus the completion of certain agreed upon goals. For 2003, the Compensation Committee established performance goals upon which cash bonuses would be established. Based upon the realization of such goals, the Compensation Committee and the Board granted Mr. Murphy a $19,092 bonus for 2003, payable in 2004. The Compensation Committee is establishing specific performance goals as well as an overall plan for 2004 upon which cash bonuses will be paid.

      The Company provides long-term incentives to its executives, and ties a portion of executive compensation to Company performance, through grants of stock options under the Company’s Stock Option Incentive Plan. As part of his employment contract, in March 2004 the Company granted Mr. Murphy a stock option to purchase 100,000 shares for his services as President and Chief Executive Officer. Further, the Committee, in 2004, granted Mr. Murphy an option to purchase 15,000 shares under the Company’s bonus plan for 2003. The Committee believes these grants are appropriate compensation for Mr. Murphy’s performance during 2003 and for his position and believe that the grants provide Mr. Murphy an additional incentive to improve the performance of the Company and the performance of its common stock in the market.

Submitted by the Compensation Committee of the Board of Directors

JOHN O. GOODWYNE, CHAIRMAN      GREGORY D. KOSCHINSKA      WILLIAM J. DETERS

OTHER INFORMATION

Annual Report

      The Company’s Annual Report for the fiscal year ended December 31, 2003, which includes its Annual Report on Form 10-K as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material. A copy of the Company’s Annual Report on Form 10-K, excluding exhibits, but including financial statements and financial statement schedules, may be obtained by shareholders without charge upon written request to the Company’s Secretary at the address indicated on this Proxy Statement. Copies of the Annual Report on Form 10-K, including exhibits, are available on the Company’s website www.rtwi.com or the SEC’s website www.sec.gov.

Proposals of Shareholders

      The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Company expects that its 2005 Annual Meeting of Shareholders will be held on or about May 19, 2005. The Secretary of the Company must receive any shareholder proposal intended for inclusion in the Company’s proxy material for the 2005 Annual Meeting of Shareholders, no later than the close of business on December 6, 2004

      In addition, the Company’s bylaws contain a properly brought business provision. Under the bylaws, business must be of a nature that is appropriate for consideration at a regular meeting and must be: (i) specified in the notice of meeting; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 60 days nor more than 90 days prior to a meeting date corresponding to the previous year’s Annual Meeting, or if the date of the Annual Meeting will be different, the other dates specified by the Company. To be timely, shareholder proposals for the 2005 Annual Meeting of Shareholders must be given to the Secretary of the Company between February 20 and March 19, 2005. Each notice by a shareholder must set forth: (i) a brief description of the business desired to be brought forth; (ii) the name and address of the shareholder proposing the business; (iii) the number of shares owned by the shareholder; and (iv) any material interest of the shareholder in the business proposed.

      A shareholder who wishes to make a proposal for consideration at the 2005 Annual Meeting, but does not seek to include the proposal in our proxy material, must notify our Secretary. The notice must be received no later than February 19, 2005. If the notice is not timely, then the persons named on our proxy card for the 2005 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Contacting the Board of Directors

      Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at:

RTW, Inc.
c/o Corporate Secretary
8500 Normandale Lake Boulevard, Suite 1400
Bloomington, Minnesota 55437

      All communications will be received and processed by the Corporate Secretary. Communications received in writing will be distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received.

Other Matters

      The Board of Directors is not aware that any matter, other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended, will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on such matters.

      It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.

By Order of the Board of Directors

Alfred L. LaTendresse, Secretary

April 28, 2004

RTW, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

ADOPTED ON

MARCH 10, 2004

APPENDIX A

RTW, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.     Purpose

      RTW, Inc. has established the Audit Committee provide oversight of: (1) the financial reports and other financial information provided by the Company to any governmental body or the public; (2) the Company’s systems of internal controls over financial reporting regarding finance, accounting, legal compliance and ethics established by management or the Board; and (3) the Company’s accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Company’s independent auditors.

•	Provide an open avenue of communications among the independent auditors, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.	Composition

      The Audit Committee will be comprised of three or more directors as determined by the Board, each of whom will be an independent director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The composition and function of the Audit Committee will meet the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and any exchange on which the Company’s securities are listed or any system on which the Company’s securities are quoted (the “Market”). Each member of the Audit Committee must be “independent” as defined by the applicable rules and regulations of the Commission and the Market. All members of the Committee must have a basic understanding of finance and accounting practices and be able to read and understand fundamental financial statements, and at least one member of the Committee must have accounting or related financial management expertise. If required by the Commission or the Market, the Board of Directors will designate at least one member of the Audit Committee as an “Audit Committee Financial Expert” as defined by the then-applicable rules and regulations of the Commission. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

      The members of the Committee are to be elected by the Board at the annual organizational meeting of the Board and are to serve until their successors are to be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	Meetings

      The Committee will meet four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company’s financials in a manner consistent with IV.3. below.

IV.	Responsibilities and Duties

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and has direct access to the independent auditors, as well as anyone in the Company. The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. To fulfill its responsibilities and duties the Audit Committee will:

     Review of Documents and Reports

      1. Annual Review of Charter. Review and update this Charter periodically, at least annually, as conditions dictate. Prepare reports to shareholders and publish this Charter in the manner required by the Commission or the Market.

      2. Review of Annual Audited Financial Statements. Review with management and the independent auditors the Company’s annual financial results prior to the release of earnings. Review the Company’s audited financial statements prior to filing or distribution. Review and comment upon the Company’s annual reports. Recommend to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s annual report.

      3. Review of Quarterly Financial Statements. Review with management and the independent auditors the Company’s quarterly financial results prior to the release of earnings. Review the Company’s quarterly financial statements prior to filing or distribution. Review and comment upon the Company’s quarterly reports.

     Independent Auditors

      4. Oversight of Auditors. Provide oversight of the independent auditors and have sole authority and responsibility for their appointment, termination and compensation.

      5. Approval of Audit and Non-Audit Services. Approve the engagement of the independent auditors. Approve all auditing services and authorized non-audit services provided by the independent auditors, and the fees and other significant compensation to be paid to the independent auditors.

      6. Annual Review of Auditors’ Independence. The Audit Committee must receive on an annual basis a written statement from the independent auditors detailing all relationships between the independent auditors and the Company, consistent with requirements of the Independence Standards Board. The Committee will review services performed by the independent auditors, including the type and extent of non-audit services performed and the impact that these services may have on the independent auditors’ independence.

      7. Executive Session. Provide sufficient opportunity at meetings for the independent auditors to meet with the members of the Audit Committee without members of management present.

      8. Engagement of Other Auditors. Consider, with management, the rationale for employing audit firms other than the principal independent auditors.

     Financial Reporting Processes

      9. Quarterly Review of Processes. Meet with management at least quarterly to review management’s disclosure of fraud or deficiencies, if any, in the design or operations of the Company’s internal controls over financial reporting. Receive reports from management regarding the Company’s system of internal controls over financial reporting and disclosure controls and procedures.

      10. Review of Audit Results. Discuss with the auditors the results of the audit, any significant changes to the Company’s accounting principles and items required to be communicated by the independent auditors in accordance with AICPA SAS 61, “Communications with Audit Committees”. Consider and approve, if appropriate, significant changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

      11. Integrity of Processes and Controls. In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report these exposures. Review significant findings prepared by the independent auditors together with management’s responses.

      12. Accounting and Auditing Principles. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

     Process Improvement

      13. System of Reporting. Establish regular and separate systems of reporting to the Audit Committee by management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      14. Communications; Critical Accounting Policies. Review with management and the independent auditors, based on reports required from the independent auditors: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; (3) ramifications of the use of such alternative disclosures and treatments; and (4) other material written communications between the independent auditors and management.

      15. Review of Scope and Results of Audit. Review with the independent auditors: (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (2) results of their audit, including their opinion on the financial statements and the independent auditors’ judgment on the quality, not just the acceptability, of the Company’s accounting principles as applied in the financial statements; (3) their evaluation of the adequacy of the system of internal controls over financial reporting; (4) significant disputes, if any, with management; and (5) cooperation received from management in the conduct of the audit.

      16. Disagreements. Review and resolve disagreements among management and the independent auditors regarding financial reporting or in connection with the preparation of the financial statements.

      17. Changes. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

      18. Self-Evaluation. Perform a self-evaluation periodically to ensure that the committee is effectively discharging its duties responsibilities.

     Ethical and Legal Compliance

      19. Code of Ethics. Establish and administer a code of ethics for senior officers to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements (the “Code”) and ensure that management has established a system to enforce the Code. Establish and administer any other code of corporate conduct required by the Market or the Commission. Grant waivers from the Code when appropriate and in the best interest of the Company.

      20. Review of Code Compliance. Review programs designed to monitor compliance with the Code. Periodically review the Code to ensure that it is adequate and up to date.

      21. Communications with Counsel. Review with the Company’s counsels any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies. Receive reports from the Company’s legal counsel regarding any material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent of the Company.

      22. Approval of Related Parties Transactions. Approve any Company transactions in which a Company officer, director or 5% or greater shareholder or any affiliate of these persons has a direct or indirect material interest, not including employment of the Company’s officers or the compensation of the Company’s officers or directors.

      23. Complaints. Establish procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls over financial reporting or auditing matters; and (2) the submission by employees of concerns on a confidential and anonymous basis regarding accounting and auditing matters.

      24. Other Duties. Perform any other activities consistent with this Charter, the Company’s By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

Date: Adopted on March 10, 2004.

RTW, Inc.

ANNUAL MEETING OF SHAREHOLDERS

June 16, 2004
10:00 AM

Hotel Sofitel
5601 West 78th Street
Bloomington, Minnesota 55439

RTW, Inc. 8500 Normandale Lake Boulevard, Suite 1400, Bloomington, MN 55437	proxy

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

The undersigned hereby appoints John O. Goodwyne and Alfred L. LaTendresse, or any one or more of them, proxies with full power of substitution to vote in their discretion cumulatively all shares of stock of RTW, Inc. of record in the name of the undersigned at the close of business on April 21, 2004, at the Annual Meeting of Shareholders to be held on June 16, 2004, or at any adjournment or adjournments, hereby revoking all former proxies.

See reverse for voting instructions.

Ú	Please detach here	Ú

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Jeffrey B. Murphy (three-year term)	03 Vina L. Marquart (three-year term)	☐	Vote FOR	☐	Vote WITHHELD
		02 Gregory D. Koschinska (three-year term)			all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of Ernst & Young LLP as independent auditors of the Company for year ending December 31, 2004.	☐ For	☐ Against	☐ Abstain

3.	To amend the RTW, Inc. 1995 Employee Stock Purchase Plan.	☐ For	☐ Against	☐ Abstain

4.	In their discretion upon any other matters coming before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1, 2 AND 3 IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND “FOR” SUCH PROPOSALS IF THERE ARE NO SPECIFICATIONS.

Address Change? Mark Box Indicate changes below:	☐

Date

Signature(s) in Box
Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.